                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on form S-3 (No. 33-89218) and in the Registration Statement on Form S-8 (No. 33-59780-S) of Integrated Security Systems, Inc. of our report dated March 14, 1996 appearing on page 13 of this Form 10-KSB/A.



PRICE WATERHOUSE LLP
Dallas, Texas
August 9, 1996



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